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                                                                     Exhibit 5.3

INTERNAL REVENUE SERVICE                              DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
2 CUPANIA CIRCLE
MONTEREY PARK, CA  91755


Date: Nov. 06, 1996                 Employer Identification Number:
                                          94-2624410
                                    File Folder Number:
                                          940062264
SUTRO & CO INCORPORATED             Person to Contact:
201 CALIFORNIA STREET                     MARGARET M. SAITO
SAN FRANCISCO, CA  94111            Contact Telephone Number:
                                          (213) 725-2531
                                    Plan Name:
                                          PROFIT SHARING PLAN FOR
                                          EMPLOYEES OF SUTRO & CO.,
                                          INCORPORATED
                                    Plan Number:  003

Dear Applicant:

      We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

      Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

      The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

      This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

      This determination is subject to your adoption of the proposed amendments submitted in your letter dated April 4 & 22, 1996. The proposed amendments should be adopted on or before the date prescribed by the regulations under Codes section 401(b).

      This determination is also subject to your adoption of the proposed amendments submitted in your letter(s) dated 5-7-96 & 7- 10-96. These proposed amendments should also be adopted on or before the date prescribed by the regulations under Code Section 401(b).
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SUTRO & CO. INCORPORATED



      Your plan does not consider total compensation for purposes of figuring benefits. In operation, the provision may discriminate in favor of employees who are highly compensated. If this occurs, your plan will not remain qualified.

      This determination letter is applicable for the amendment(s) adopted on February 29, 1994.

      This determination letter is applicable for the plan adopted on April 19, 1990.

      This plan has been mandatorily disaggregated, permissively aggregated, or restructured to satisfy the nondiscrimination requirements.

      This plan satisfies the nondiscrimination in amount requirement of section 1.401(a)(4)-1(b)(2) of the regulations on the basis of a general test described in the regulations.

      This letter is issued under Rev. Proc. 93-39 and considers the amendments required by the Tax Reform Act of 1986 except as otherwise specified in this letter.

      This plan satisfies the nondiscriminatory current availability requirements of section 1.401(a)(4)-4(b) of the regulations with respect to those benefits, rights, and features that are currently available to all employees in the plan's coverage group. For this purpose, the plan's coverage group consists of those employees treated as currently benefitting for purposes of demonstrating that the plan satisfies the minimum coverage requirements of section 410(b) of the Code.

      This letter may not be relied upon with respect to whether the plan satisfies the qualification requirements as amended by the Uruguay Round Agreements Act, Pub. L. 103-465.

      The information on the enclosed addendum is an integral part of this determination. Please be sure to read and keep it with this letter.

      We have sent a copy of this letter to your representative as indicated in the power of attorney.
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SUTRO & CO. INCORPORATED



      If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.


                                          Sincerely yours,
                                          /s/ Steven A. Jensen
                                          Steven A. Jensen
                                          District Director


Enclosure(s):
Publication 794
Addendum
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SUTRO & CO. INCORPORATED

This plan also satisfies the requirements of Code section 401(k).

This plan does not provide for contributions on behalf of participants with less than one thousand hours of service during the plan year and/or does not provide for contributions on behalf of participants not employed on the last day of the plan year. The provision(s) may, in operation, cause this plan to fail the coverage requirements of IRC 410(b) and/or the participation requirements of IRC 401(a)(26). If this discrimination occurs, this plan will not remain qualified.